UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2023

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

910 Louisiana Street, Houston, Texas 77002

(Address of principal executive offices, including zip code)

(713) 537-3000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2023, NRG Energy, Inc. (“NRG” or the “Company”) appointed Gerald Alfred Spencer as Senior Vice President and Chief Accounting Officer of the Company effective December 4, 2023. In this position, Mr. Spencer will serve as the Company’s principal accounting officer. Emily Picarello, the Company’s Vice President and Corporate Controller, who had assumed the responsibilities of the Company’s principal accounting officer prior to the appointment of Mr. Spencer, will continue in her current role with the Company.

Mr. Spencer, age 42, most recently served as Vice President, Controller and Principal Accounting Officer of JetBlue Airways Corporation (“JetBlue”) from May 2022 to December 2023. Prior to JetBlue, Mr. Spencer served as Deputy CFO and Corporate Controller of the North American business of Paris-based Air Liquide SA, a manufacturer of industrial gases from August 2017 to May 2022. Also at Air Liquide, Mr. Spencer served as Vice President, North American finance transformation from April 2020 to December 2020 and Controller and Chief Accounting Officer from August 2017 to April 2020. Before joining Air Liquide, Mr. Spencer served in progressive roles of leadership at NCI Building System, Friedkin Services Group and ExpressJet Airlines.

Mr. Spencer will receive an annual base salary of $375,000 and a one-time equity grant on January 2, 2024 of $270,000, of which (i) thirty three percent (33%) will be issued as Restricted Stock Units (“RSUs”) that will vest over three years in increments of one-third of the total grant on each anniversary of the grant date; and (ii) sixty seven percent (67%) will be issued as Relative Performance Stock Units (“RPSUs”) that will vest on the third anniversary of the grant date. In addition, Mr. Spencer will receive a one-time signing bonus of $75,000 payable within 45 days of the effective date.

Mr. Spencer will participate in the Company’s Annual Incentive Plan with a target level of 60% of his base salary and a maximum level of 200% of his base salary. He will also participate in the Company’s Long-Term Incentive Plan valued at 150% of his base salary, which will consist of a combination of RSUs and RPSUs, or other design as determined by the Compensation Committee. Mr. Spencer will be a participant in the Company’s Executive Change in Control and General Severance Plan. There are no transactions between Mr. Spencer and the Company that are required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

Dated: November 29, 2023	By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary

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